Exhibit 99.1
News Release
Novelis Reports First Quarter Fiscal 2022 Results
Diverse product portfolio and global footprint deliver record Adjusted EBITDA

Q1 Fiscal Year 2022 Highlights
•Net income from continuing operations of $303 million, up 597% YoY; net income from continuing operations excluding special items of $260 million versus $22 million in the prior year
•Shipments of 973 kilotonnes, up 26% YoY
•Adjusted EBITDA of $555 million, up 119% YoY; Adjusted EBITDA per ton shipped reached $570 ($522 excluding non-recurring tax litigation benefit), up 75% YoY and up 11% sequentially from Q4FY21
•Reached targeted net leverage ratio of 2.5x, compared to 3.8x in Q1FY21 and 2.9x at fiscal 2021 year end

ATLANTA, August 4, 2021 – Novelis Inc., the world leader in aluminum rolling and recycling, today reported net income attributable to its common shareholder of $240 million in the first quarter of fiscal year 2022 compared to a net loss of $79 million in the prior year period. Net income from continuing operations increased to $303 million compared to a net loss of $61 million in the prior year, which had been negatively impacted by the COVID-19 pandemic and acquisition-related special items. Excluding special items in both years, first quarter fiscal year 2022 net income from continuing operations of $260 million is up significantly compared to $22 million in the prior year, driven mainly by higher after-tax Adjusted EBITDA.
Net sales increased 59 percent to $3.9 billion for the first quarter of fiscal year 2022 compared to $2.4 billion in the prior year period, primarily driven by a 26 percent increase in shipments, favorable product mix and higher average aluminum prices. Total flat rolled product shipments increased to 973 kilotonnes in the first quarter of fiscal year 2022 compared to 774 kilotonnes in the prior year period, mainly a result of strong demand across end markets in the current year, compared to a soft prior year shipment quarter impacted by temporary customer shutdowns due to the COVID-19 pandemic. Current year beverage packaging and specialty product shipments benefited from strong market demand, while automotive shipments are more than double the prior year despite some headwinds from the current semiconductor chip shortage impacting the automotive industry.
Adjusted EBITDA increased 119 percent to $555 million in the first quarter of fiscal year 2022 compared to $253 million in the prior year period. The increase in Adjusted EBITDA is primarily due to higher volume and favorable product mix, as well as metal benefits and a $47 million gain related to a favorable decision in a Brazilian tax litigation, partially offset by higher costs resulting from higher production volume and inflationary cost pressures. Novelis achieved an Adjusted EBITDA per ton shipped of $570 in the first quarter of fiscal year 2022, compared to $327 in the prior year and $514 in the fourth quarter of fiscal 2021. Excluding the non-recurring tax litigation benefit, Adjusted EBITDA per ton equates to $522 in the first quarter of fiscal year 2022.
"Our strategy to grow a diverse portfolio of sustainable aluminum products utilizing our leading geographic footprint to meet strong demand has again delivered outstanding results in the quarter," said Steve Fisher, President and CEO, Novelis Inc. "With new automotive capacity in the US and China now ramping up and the financial fortitude to continue to invest in growth opportunities aligned with our long-term carbon neutrality goals, we will further expand our leading position in delivering low-carbon, sustainable aluminum solutions across premium end markets worldwide."
Free cash flow from continuing operations was an outflow of $30 million in the first quarter of fiscal year 2022, compared to the prior year period outflow of $146 million. This improvement versus the prior year is driven primarily by higher Adjusted EBITDA and favorable metal price lag, largely offset by higher working capital requirements including rising aluminum prices. The company reached its targeted net leverage ratio (net debt / TTM Adjusted EBITDA) of 2.5x at the end of the first quarter of fiscal year 2022, compared to 3.8x in the prior year period after the close of the Aleris acquisition and 2.9x in the fourth quarter of fiscal year 2021.

	Three Months Ended June 30,
(in $ millions, non-GAAP measures)	2021	2020
Free cash flow from continuing operations	$(30)	$(146)
Capital expenditures	(101)	(112)
Free cash flow from continuing operations before capital expenditures	$71	$(34)

"Novelis has achieved a milestone $2 billion of Adjusted EBITDA on a trailing 12-month basis, driving rapid improvement in our net leverage ratio and providing significant financial flexibility to grow the business within our capital allocation framework," said Devinder Ahuja, Senior Vice President and Chief Financial Officer, Novelis Inc.
The company continues to maintain a strong total liquidity position of $2.3 billion as of June 30, 2021.
Recognizing the continued steady improvement in Novelis’ business and end markets, on July 22, 2021, S&P Global Ratings raised its issuer credit rating on Novelis to 'BB' from 'BB-'. The following week, Novelis launched an offering of $750 million 3.25% Senior Notes due 2026 and $750 million 3.875% Senior Notes due 2031. Proceeds of the offering will be used toward the redemption of all its outstanding 5.875% Senior Notes due 2026. Novelis expects to close the offering of the Notes on August 11, 2021, subject to the satisfaction of customary closing conditions.

First Quarter Fiscal Year 2022 Earnings Conference Call
Novelis will discuss its first quarter fiscal year 2022 results via a live webcast and conference call for investors at 7:00 a.m. ET on Wednesday, August 4, 2021. To view slides and listen only, visit https://cc.callinfo.com/r/1vq34fimz85b5&eom. To join by telephone, dial toll-free in North America at 800-908-8951, India toll-free at 18002662122 or the international toll line at +1-212-271-4651. Presentation materials and access information can also be found at novelis.com/investors.

About Novelis
Novelis Inc. is driven by its purpose to shape a sustainable world together. As a global leader in innovative products and services and the world's largest recycler of aluminum, we partner with customers in the aerospace, automotive, beverage can and specialties industries to deliver solutions that maximize the benefits of lightweight aluminum throughout North America, Europe, Asia and South America. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and the metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai. For more information, visit novelis.com.
Non-GAAP Financial Measures
This news release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We believe these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC concurrently with the issuance of this news release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Attached to this news release are tables showing the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation of Adjusted EBITDA, Free Cash Flow, Liquidity, Net Income from continuing operations excluding Special Items, and Segment Information.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward looking statements in this news release are statements about our ability to reach our long-term carbon neutrality goals and expand our business. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing including in connection with potential acquisitions and investments; risks arising out of our acquisition of Aleris Corporation, including uncertainties inherent in the acquisition method of accounting; disruption to our global aluminum production and supply chain as a result of COVID-19; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, breakdown of equipment and other events; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy; the risks of pandemics or other public health emergencies, including the continued spread and impact of, and the governmental and third party response to, the ongoing COVID-19 outbreak; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors are included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Media Contact:	Investor Contact:
Julie Groover	Megan Cochard
+1 404 760 6461	+1 404 760 4170
julie.groover@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,
(in millions)	2021	2020
Net sales	$3,855	$2,426
Cost of goods sold (exclusive of depreciation and amortization)	3,137	2,101
Selling, general and administrative expenses	159	122
Depreciation and amortization	134	118
Interest expense and amortization of debt issuance costs	59	70
Research and development expenses	24	19
Loss on extinguishment of debt	(2)	—
Restructuring and impairment, net	(2)	1
Equity in net (income) loss of non-consolidated affiliates	(1)	(1)
Business acquisition and other integration related costs	—	11
Other expenses, net	(64)	75
	$3,444	$2,516
Income from continuing operations before income tax provision	411	(90)
Income tax provision	108	(29)
Net income from continuing operations	$303	$(61)
Loss from discontinued operations, net of tax	(63)	(18)
Net income	$240	$(79)
Net income attributable to noncontrolling interest	—	—
Net income attributable to our common shareholder	$240	$(79)

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions, except number of shares)	June 30, 2021	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$872	$998
Accounts receivable, net
— third parties (net of allowance for uncollectible accounts of $6 and $5 as of June 30, 2021 and March 31, 2021, respectively)	1,990	1,687
— related parties	210	166
Inventories	2,380	1,928
Prepaid expenses and other current assets	201	198
Fair value of derivative instruments	174	137
Assets held for sale	5	5
Current assets of discontinued operations	14	15
Total current assets	$5,846	$5,134
Property, plant and equipment, net	4,677	4,687
Goodwill	1,084	1,083
Intangible assets, net	677	696
Investment in and advances to non–consolidated affiliates	850	838
Deferred income tax assets	142	130
Other long–term assets
— third parties	310	316
— related parties	1	1
Total assets	$13,587	$12,885
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current portion of long–term debt	$541	$71
Short–term borrowings	359	236
Accounts payable
— third parties	2,916	2,498
— related parties	295	230
Fair value of derivative instruments	346	280
Accrued expenses and other current liabilities	610	670
Current liabilities of discontinued operations	14	16
Total current liabilities	$5,081	$4,001
Long–term debt, net of current portion	4,960	5,653
Deferred income tax liabilities	230	162
Accrued postretirement benefits	871	878
Other long–term liabilities	301	305
Total liabilities	$11,443	$10,999
Commitments and contingencies
Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of June 30, 2021 and March 31, 2021	—	—
Additional paid–in capital	1,404	1,404
Retained earnings	1,104	864
Accumulated other comprehensive loss	(348)	(366)
Total equity of our common shareholder	$2,160	$1,902
Noncontrolling interest	(16)	(16)
Total equity	$2,144	$1,886
Total liabilities and equity	$13,587	$12,885

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,
(in millions)	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$240	$(79)
Net loss from discontinued operations	(63)	(18)
Net income from continuing operations	$303	$(61)
Adjustments to determine net cash provided by operating activities:
Depreciation and amortization	134	118
Loss on unrealized derivatives and other realized derivatives in investing activities, net	13	15
Gain on sale of assets	—	(2)
Impairment charges	—	1
(Gain) loss on extinguishment of debt	(2)	—
Deferred income taxes, net	56	(62)
Equity in net income of non-consolidated affiliates	(1)	(1)
Gain on foreign exchange remeasurement of debt	1	—
Amortization of debt issuance costs and carrying value adjustments	5	6
Other, net	1	3
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from divestitures):
Accounts receivable	(357)	130
Inventories	(451)	192
Accounts payable	498	(312)
Other assets	(55)	44
Other liabilities	(80)	(194)
Net cash provided by (used in) operating activities - continuing operations	65	(123)
Net cash used in operating activities - discontinued operations	(3)	(15)
Net cash provided by (used in) operating activities	$62	$(138)
INVESTING ACTIVITIES
Capital expenditures	$(101)	$(112)
Acquisition of business, net of cash acquired	—	(2,550)
Proceeds from sales of assets, third party, net of transaction fees and hedging	1	—
Proceeds from investment in and advances to non-consolidated affiliates, net	7	7
(Outflows) proceeds from the settlement of derivative instruments, net	(4)	9
Other	3	3
Net cash used in investing activities - continuing operations	(94)	(2,643)
Net cash provided by investing activities - discontinued operations	—	10
Net cash used in investing activities	$(94)	$(2,633)
FINANCING ACTIVITIES
Proceeds from issuance of long-term and short-term borrowings	$20	$1,899
Principal payments of long-term and short-term borrowings	(262)	(7)
Revolving credit facilities and other, net	125	327
Debt issuance costs	(2)	(18)
Net cash (used in) provided by financing activities - continuing operations	(119)	2,201
Net cash used in financing activities - discontinued operations	—	(1)
Net cash (used in) provided by financing activities	$(119)	$2,200
Net decrease in cash, cash equivalents and restricted cash	(151)	(571)
Effect of exchange rate changes on cash	11	7
Cash, cash equivalents and restricted cash — beginning of period	1,027	2,402
Cash, cash equivalents and restricted cash — end of period	$887	$1,838

Cash and cash equivalents	$872	$1,729
Restricted cash (Included in "Other long-term assets")	15	12
Restricted cash (Included in "Prepaid expenses and other current assets")	—	8
Cash and cash equivalents of discontinued operations	—	89
Cash, cash equivalents and restricted cash — end of period	$887	$1,838

Reconciliation of Adjusted EBITDA (unaudited) to Net income attributable to our common shareholder
The following table reconciles Adjusted EBITDA, a non-GAAP financial measure, to Net income attributable to our common shareholder.

	Three Months Ended June 30,
(in millions)	2021	2020
Net income attributable to our common shareholder	$240	$(79)
Net income attributable to noncontrolling interests	—	—
Income tax provision	108	(29)
Interest, net	56	67
Depreciation and amortization	134	118
EBITDA	$538	$77

Adjustment to reconcile proportional consolidation	$14	$14
Unrealized (gains) losses on change in fair value of derivative instruments, net	4	33
Realized (gains) losses on derivative instruments not included in segment income	(1)	3
Loss on extinguishment of debt	(2)	—
Restructuring and impairment, net	(2)	1
Loss on sale of fixed assets	—	(2)
Purchase price accounting adjustments	—	28
Loss from discontinued operations, net of tax	63	18
Metal price lag	(54)	20
Business acquisition and other integration related costs	—	11
Other, net	(5)	50
Adjusted EBITDA	$555	$253

Free Cash Flow (unaudited)
The following table reconciles Free cash flow and Free cash flow from continuing operations, non-GAAP financial measures, to Net cash provided by operating activities - continuing operations.

	Three Months Ended June 30,
(in millions)	2021	2020
Net cash provided by (used in) operating activities - continuing operations	$65	$(123)
Net cash used in investing activities - continuing operations	(94)	(2,643)
Plus: Cash used in the acquisition of business, net of cash and restricted cash acquired	—	2,550
Plus: Accrued merger consideration	—	70
Less: Proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging	(1)	—
Free cash flow from continuing operations	(30)	(146)
Net cash used in operating activities - discontinued operations	(3)	(15)
Net cash provided by investing activities - discontinued operations	—	10
Less: Proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging - discontinued operations	—	—
Free cash flow	$(33)	$(151)

Cash and Cash Equivalents and Total Liquidity (unaudited)
The following table reconciles Total liquidity to the ending balances of cash and cash equivalents.

(in millions)	June 30, 2021	March 31, 2021
Cash and cash equivalents	$872	$998
Availability under committed credit facilities	1,380	1,223
Total liquidity	$2,252	$2,221

Reconciliation of Net income from continuing operations, excluding special items (unaudited) to Net income from continuing operations
The following table presents Net income from continuing operations excluding special items. We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Three Months Ended June 30,
(in millions)	2021	2020
Net income from continuing operations	$303	$(61)
Special Items:
Business acquisition and other integration related costs	—	11
Gain on extinguishment of debt	(2)	—
Metal price lag	(54)	20
Restructuring and impairment, net	(2)	1
Charitable donation	—	50
Purchase price accounting adjustment	—	28
Tax effect on special items	15	(27)
Net income from continuing operations, excluding special items	$260	$22

Segment Information (unaudited)
The following table presents selected segment financial information (in millions, except shipments which are in kilotonnes).

Selected Operating Results Three Months Ended June 30, 2021	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$172	$102	$88	$193	$—	$555

Shipments (in kt)
Rolled products - third party	358	268	190	157	—	973
Rolled products - intersegment	—	11	2	—	(13)	—
Total rolled products	358	279	192	157	(13)	973

Selected Operating Results Three Months Ended June 30, 2020	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$78	$20	$75	$76	$4	$253

Shipments (in kt)
Rolled products - third party	272	208	182	112	—	774
Rolled products - intersegment	—	4	2	1	(7)	—
Total rolled products	272	212	184	113	(7)	774